UNITED STATES
                  SECURITIES EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 10-12G

           GENERAL FORM FOR REGISTRATION OF SECURITIES

               Pursuant to Section 12(b) or (g) of
               The Securities Exchange Act of 1934


                     REGEN ENVIRONMENTAL INC.
        ----------------------------------------------------
       (Exact name of registrant as specified in its charter)


        DELAWARE                           13-4025857
        --------                          ------------
(State or other jurisdiction             (I.R.S. Employer
of incorporation or organization)        Identification No.)


1700 Montgomery Street - Suite 111
San Francisco, California                     94111
----------------------------------            -----
(Address of principal executive offices)    (Zip Code)



Registrant's telephone number              415-835-9488
                                          --------------

Securities to be registered pursuant to Section 12(g) of the Act:

           10,676,000 Shares of Voting Common Stock

Check here whether the issuer (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                  Yes   X       No

As of January 13, 1998, the following shares of the Registrant's common stock were issued and outstanding:

25,000,000 shares authorized, $0.01 par value
10,676,000 issued and outstanding

Traditional Small Business Disclosure
(check one): Yes  X      No

INDEX

ITEMS                                                 PAGE

Item 1. BUSINESS                                       3

Item 2. FINANCIAL INFORMATION                          6

Item 3. PROPERTIES                                     13

Item 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
        OWNERS AND MANAGEMENT                          13

Item 5. DIRECTORS AND EXECUTIVE OFFICERS               14

Item 6. EXECUTIVE COMPENSATION                         17

Item 7. CERTAIN RELATIONSHIPS AND RELATED
        TRANSACTIONS                                   18

Item 8. LEGAL PROCEEDINGS                              18

Item 9. MARKET PRICE OF AND DIVIDENDS ON THE
        REGISTRANT'S COMMON EQUITY AND RELATED
        STOCKHOLDER MATTER                             18

Item 10. RECENT SALES OF UNREGISTERED SECURITIES       19

Item 11. DESCRIPTION OF REGISTRANT'S SECURITIES TO
         BE REGISTERED                                 19

Item 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS     19

Item 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA   20

Item 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
         ON ACCOUNTING AND FINANCIAL DISCLOSURE        38

Item 15. FINANCIAL STATEMENTS AND EXHIBITS             38

         SIGNATURES                                    39

Item 1.   DESCRIPTION OF THE BUSINESS

HISTORY AND ORGANIZATION

REGEN ENVIRONMENTAL, (the "Company"), a development stage company, was organized on December 19, 1996 as Dach Industries, Inc., under the laws of the State of Delaware, having the stated purpose of engaging in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

The Company was initially formed to provide leisure equipment and software through a chain of warehouse style stores in the United Kingdom. The retail products to be provided by the company were televisions, computers and hi-fi stereo equipment. The Company believes that the fall in price of then existing technology provided for a high level of growth in the home entertainment market.

Prior to entering this market, the Company conducted additional research pertaining to consumer demand and retail sales. The Company was approached by another business entity to enter the retailing of golf and golf related products. The Company believed, based on its research, that this area provided greater opportunities for success and therefore chose to enter the sporting goods field. To better market its retail interests, the Company on February 17, 1997 decided to change its name to Total Golf Inc.

The Company's initial objective failed because of poor strategy and the lack of a viable marketing plan. The Company then abandoned its plans to open a chain of golfing superstores because the change of government in the United Kingdom in 1997 caused potential investors to withdraw their support for the Company's plan.

The Company then decided to pursue a new business and began to search for potential opportunities. The new and current management of the Company took over and decided to seek to consummate a merger or business acquisition with another entity. The Company believed that this was the best opportunity which the shareholders had to realize a return on their investment in the Company. The Company also felt that the name "Total Golf Inc" limited the Company's opportunity to attract potential business opportunities. It therefore decided on April 16, 1998 to change the name of the Company from "Total Golf Inc." to "Tallman Supply Inc.".

On October 20, 1998, the Company agreed to terms to acquire the Atrium Group of Companies (hereinafter "Atrium"). A meeting of the board of directors was held at Talbot House, High Street, Crowthorne Berks, United Kingdom, whereupon the company voted to effectuate the acquisition. The terms of the acquisition were that the owners of the shares of common stock of Atrium would sell their 100% ownership to the Company, representing 100 shares of common stock, in exchange for 10,000,000 shares of common stock, post reverse split, par value $0.001, in the Company. A copy of the acquisition agreement is attached as Exhibit 10. The transaction closed on January 13, 1999 after all the terms and conditions under paragraph 7 of the Agreement were met.

Atrium was formed in November 1997 to develop three technology platforms in metals remediation, carbon technology and land remediation. Atrium focused its efforts on the areas of raising finance to develop the technologies, conducting research and development to bring the technologies to the point of commercial implementation and developing marketing channels to enable early establishment of commercial partners in the appropriate markets for each technology.

In the course of doing this the Directors have funded the efforts in conjunction with building up the liabilities as detailed in the accounts provided. The success of this year is best judged by the readiness of the business to establish commercial ventures in Europe and Africa and the potential to do so in Australia as well. The Company also believes that success will be based upon the confidence of partners and potential partners in each of those markets in the technology the Company is offering.

On November 1, 1998, the company decided to change its name to Regen Environmental Inc., as it better reflected the proposed operations of the Company.

The Company is developing a "solutions" oriented market approach.
This means that only technologies with a viable end-use market will be developed. The Company will therefore grow organically, by matching market needs with new or modified platform technologies and by technology acquisition.

The Company's activities are being developed as vertically integrated products contributing to a bio-environmental portfolio. The portfolio will categorize the Company as embracing the principles of sustainable development through the profitable remediation of contaminated sites and contaminated site waste arisings and the subsequent profitable after-use of sites and products. The Company will aim to become a "one stop shop" for releasing the potential of contaminated sites and materials. The Company will also generate spin-offs from these technologies while retaining varying degrees of interest in those businesses for its overall objectives.

The Company intends to develop a number of commercial subsidiaries to administer the business operations. Those subsidiaries are to be as follows:

Regen Agriculture Ltd. - Plant growth matrix for agricultural, pharmaceutical and civil engineering propagation under adverse soil/weather conditions.

Regen Metals Ltd. - Microbiological/metallurgical removal of strategic precious metals from mine tailings and contaminated sites.

Regen Carbon Tech Ltd. - Carbon reactivation technology for reactivating carbon filter media together with other advanced filtration technologies.

Regen Solutions Ltd - A consultancy and research and development entity with the task of identifying, evaluating and developing new technologies and evaluating demand for new technologies.

The broad aims of the Company are to develop a sufficient income stream from each entity.



YEAR 2000 DISCLOSURE

The Company is aware of the Year 2000 issue and states that it currently does not maintain any material active operations which it foresees will be impacted by the Year 2000 problem.
Management therefore does not anticipate that the company will be affected by this issue, financially or otherwise. This disclosure complies with the directives of the Securities and Exchange Commission, specifically Staff Legal Bulletin No. 5 (CF/IM), regarding Year 2000 issues.

Item 2.    FINANCIAL INFORMATION

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The Company is a development stage company. The Company has no assets and no recent operating history. The Company's goal is to develop biotechnology and related solutions to environmental problems in three key technological areas. Those areas are the remediation of precious and strategic metals from mining and other wastes; the development of matrices to improve stabilization of remediated land surfaces and commercial agricultural processes in harsh climates; and the development of carbon related technologies which increase the use and life of carbon filtration materials.

The Company has no recent operating history and no representation is made, nor is any intended, that the Company will be able to carry on future business activities successfully. Further, there can be no assurance that the Company will have the ability to sustain its business operations or achieve material profits. In the opinion of management, inflation has not and will not have a material affect on the operations of the Company over the next six months as the Company currently does not have any significant assets, debt or income.

Management intends to hold expenses to a minimum and to obtain services on a contingency basis when possible. Further, the Company's directors will forego any compensation until such time as the Company begins to generate sufficient investment in the
Company to cover such expenses.   However, if the Company engages
outside advisors or consultants in search for business opportunities, it may be necessary for the Company to attempt to
raise additional funds.   There is no assurance that the Company
will be able to obtain additional funding when and if needed, or that such funding, if available, can be obtained on terms acceptable to the Company.

There is no certainty that the Company's business operations will be successful or profitable. There is also no certainty that the Company will be able to operate a successful business. Potential investors are alerted that the investment in the Company is highly speculative and involves a high degree of risk.

The Company has raised $1.65 million dollars to allocate towards its business operations over the next four years. The funds were acquired by the Company through two promissory notes. The first note, for $800,000, was provided by the Company to Biotechnology & Healthcare Ventures, Ltd. The second, for $850,000, was provided by the Company to European Technology Investments Ltd. Copies of both Promissory Notes are attached hereto as Exhibit 10.

The Company intends to extend the development of the three technology platforms through licensing specific applications of the technologies and thereby acquiring additional financing from licensing arrangements. This will create the opportunity for the Company to provide operational services for these applications and to earn ongoing revenues from the applications under license.

The Company also plans to raise further funds to enable the investment in an operational plant for the Metals and Carbon technologies and to fund further acquisition of related technologies at the earliest possible stage from sources including University departments and technology incubator organizations. The Company intends to achieve this by becoming listed in an equity market which would enable it to raise funds from professional investors and institutions in the initial stages prior to a full IPO.


TECHNOLOGY INVESTMENT

The Company will seek to purchase technology to provide the basis of the products for Regen Agriculture's initial commercial implementation. Additional investments and acquisitions will be made in the future, when and where appropriate, to develop the Company's technologies. The Company has adopted a policy to acquire technologies only where the market of those technologies is already defined and readily available.

There are three technology platforms under development by the Company. They are as follows:

Remediation of Metals

Three projects have been initiated in a program with part of Oxford University and under the auspices of the UK's, Natural Research Council (which will be added to in due course) providing the foundation for the development program. Those areas are remediation of gold, platinum group metals and zinc. In each area the research has focused upon both a biological route and a chemically engineered route to the extraction of residual value in mining waste in such a way as to improve and sustain the local environment and create no harmful consequences for it. Proof of principle in each case will result in the involvement of a commercial interest from prospective licensees of the technology in the relevant industry for the metal being remediated. In each case the protection of the process will be further secured by protection of elements in the production process at the point of
scaling up to pilot plant.   Additional target metals and
projects will be built upon these three founding areas in due course following the proof of principle phase being completed for each. The level of research required and potential development programs for these cannot be defined at this stage.


Agricultural & Land Remediation Systems

The core of this business will be based upon the acquisition of Terraseed Ltd and the products of the same name. The products owned, patented and tested by this company are being acquired under terms already agreed in principle whereby the present shareholders of Terraseed Ltd will receive a cash payment of GBP100,000 in three payments during the first year (GBP40K on signing
& two GBP30k at six and twelve months) plus a balance in shares to the value of 10.2% of the Regen equity based on a $1 share price. In addition the current Managing Director of the company (David Holloway) will join as MD of Regen Agriculture Ltd. The development of the Terraseed concept includes a laminated growing matrix covered under patent registration 9723411.6 and manufacturing and application systems for the matrix in the field.

The matrix provides a number of beneficial controls to the user including greatly reduced use of water, improved germination rates, precise and accurate methods of application for pesticides and herbicides as well as targeted application of fertilizers, and in commercial agriculture the reduction of crop management labor and opportunity to increase yields as well as the number of crops per season in some cases. In addition the process of planting is both simple and rapid requiring minimal labor.
While commercial activity will establish the products further research to develop a more sophisticated matrix with greater biodegradability will be undertaken in year one. It is expected this will generate further patent protection as will improved engineering of the manufacturing and application systems.

Carbon Reactivation Technology

The development of this program is directly linked to a commercial reward from South African clients who have been unable to achieve recovery of their fine particle reactivated carbon product to date. Establishment of the process with them will lead to commercial expansion in to other carbon markets. There are two technologies under consideration for this activity and selection of them is dependent on the commercial pressures upon the customer. One relies on a modified application of existing steam technologies and the other, for larger scale applications will involve the use of microwave technologies. Sources and relationships for these technologies have been established, to which the company can add it's own particular skills enabling, we believe, establishment of a new commercial market place for the industry. It is envisaged that the applications will also be effective in other areas of the carbon industry fulfilling the company's philosophy of operating businesses enabling a sustainable environment in an area where the product is a limited and increasingly valuable natural resource.


INTENDED PLAN OF OPERATION

The Company intends to expand its operation by working with companies in the mining, agriculture and carbon market who are known and trusted. The Company intends to distribute and market its technology for each specific area through either a license arrangement or the establishment of a joint venture depending on the commercial benefits and constraints of the situation.

Once a joint venture is established the Company will work with a local organization to develop its business, through their contacts, and to provide services. In this manner, the Company intends to earn license fees and ongoing royalty payments. Additionally, it intends to forge relationships with other companies where the Company will act as a prime contractor managing the application of the technology in association with its partners, and earning revenue through the licensing of the technology and from the application of the services. The Company may also obtain revenue from the value in materials recovered from the application of its technologies, particularly in the recovery of mining waste where the value of residual metals is considerably higher than the revenues from the recovery processes.

The Company's target for the first year of operation is to consolidate the contacts it has established in Africa, Australia, the UK & Europe, and North America and to target and select a suitable partner to engage in a joint venture.

The Company's sales efforts will be based in the UK but in due course the Company foresees the establishment of commercial managers for each territory, who would spend most of their time on the ground with the local partner organizations. Since the Company's business is primarily selling the application of its technology, it prefers to use local skills and talent wherever it is possible, encouraging the development of local, licensed and royalty paying businesses.

As a result of implementing this marketing plan, the Company does not foresee a major growth in personnel. The Company's operational and research base will remain in the Cambridge area in the UK and the additional staff employed in the first twelve months of trading, including the acquisition of Terraseed, should not exceed 8 persons. Additional support, if needed, may be obtained by joint venture partners in each of the territories who already have infrastructures in place at a local level.

SELECTED FINANCIAL DATA SCHEDULE

                     REGEN ENVIRONMENTAL INC.
                  (A Development Stage Company)
                     FINANCIAL DATA SCHEDULE
               FOR THE YEAR ENDED DECEMBER 31, 1998

                               For the Year        From Inception
                                  Ended                  To
                              Dec. 31, 1998        Dec. 31, 1998
                              -------------        -------------
Cash and Cash Items            $      0             $      0
Marketable Securities                 0                    0
Notes and Accounts Receivable         0                    0
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets                  0                    0
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                          0                    0
Total current liabilities         5,150                    0
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                      4,325                    0
Other stockholders' equity       (9,475)                   0
Total Liabilities and
 Stockholders' equity                 0                    0

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         12,550               32,775
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes and other items   0                    0
Income tax expenses                   0                    0
Income/loss continuing operations     0                    0
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (12,550)             (32,775)

/TABLE

               ATRIUM GROUP OF COMPANIES LIMITED
                  (A Development Stage Company)
                     FINANCIAL DATA SCHEDULE
               FOR THE YEAR ENDED NOVEMBER 30, 1998



                              For the Year        From Inception
                                 Ended                 To
                           November 30, 1998    November 30, 1998
                           -----------------    -----------------
Cash and Cash Items            $      0             $      0
Marketable Securities                 0                    0
Notes and Accounts Receivable         0                    0
Allowances for doubtful accounts      0                    0
Inventory                             0                    0
Total Current Assets                  0                    0
Property, plant and equipment         0                    0
Accumulated depreciation              0                    0
Total assets                          0                    0
Total current liabilities        52,348                    0
Bonds, mortgages and debt             0                    0
Preferred stock - redemption          0                    0
Common stock                         61                    0
Other stockholders' equity      (52,409)                   0
Total Liabilities and
 Stockholders' equity                 0                    0

Net Sales of Tangible Products        0                    0
Total Revenues                        0                    0
Cost of Tangible Goods Sold           0                    0
Total Costs and Expenses applicable
    To sales and revenues             0                    0
Other costs and expenses         52,409               52,409
Provision for doubtful accounts       0                    0
Interest and amortization of
    Debt discount                     0                    0
Income before taxes and other items   0                    0
Income tax expenses                   0                    0
Income/loss continuing operations     0                    0
Discontinued operations               0                    0
Extraordinary items                   0                    0
Cumulative Effect - changes in
    Accounting principles             0                    0
Net Income or loss              (52,409)             (52,409)

/TABLE

Item 3.    DESCRIPTION OF PROPERTY

The company's administrative offices are located at 1750
Montgomery Street, San Francisco, California 94111. The company also maintains offices, on a short term rental arrangement, at Alexander House, 38 Forehill, Ely, Cambridgeshire, CB7 4AF,
United Kingdom

The company at this time has no other material assets or property.


Item 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
           AND MANAGEMENT

The following table sets forth the information, to the best knowledge of the Company as of December 31, 1998, with respect to each person known by the Company to own beneficially more than 5% of the Company's outstanding common stock, each director of the Company and all directors and officers of the Company as a group.

Name and Address of      Amount and Nature of            Percent
Beneficial Owner         Beneficial Ownership            of Class
----------------         --------------------            --------

Biotechnology &
  Healthcare Ventures        2,135,200                     20.0%

European Technology
  Investments                2,135,200                     20.0%


The Company has been advised that each of the persons listed above has sole voting, investment, and dispositive power over the share indicated above. Percent of Class (third column above) is based on 10,676,000 shares of common stock outstanding as of the date of this filing.

Patrick Foss-Smith             15.7% ownership
Bernard Gray                   15.7% ownership
Christopher Every              15.7% ownership
Professor Christopher Knowles   1.5% ownership

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

                           Position(s) Held and
Name                 Age    Duration of Service   Family Relation
----------------     ---    -------------------   ---------------

Chris Every           46     President and Director        None
Patrick Foss-Smith    45     Vice-President and
                               Director                    None
Bernard Grey          62     Vice-President and
                               Director                    None

All directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. There are no agreements with respects to the election of directors.

Set forth below is certain biographical information regarding the Company's executive officers and directors:

Chris Every, President, has a successful career in sales and marketing, predominantly in the industrial and business to business areas, working up to board level management roles. His career includes sales and marketing roles for Wiggins Teape (paper and coated materials), National Starch Corporation of America (a Unilever subsidiary group and world leader in packaging and converting adhesives), International Marine Coatings (a Courtaulds subsidiary group coating over one third of the worlds ships) and GEC (fractional horsepower motors). In 1985, Chris Every began operating as an independent management consultant and worked for a wide range of clients including Electrolux, Entre Computers, Promo Ticket Promotions Ltd and Ashridge Management College. From 1988 to 1991 he took a long term role with Williams Holdings PLC, running a group of subsidiaries, in the communications and office equipment sector in the UK and Europe, which were awaiting disposal following their purchase of the GBP350M Pilgrim House Group. He has provided consultancy in the UK and Europe to major companies and government bodies on strategic management, sales, marketing and IT projects.

Patrick Foss-Smith, Vice President, is an engineer and brings a wide range of practical experience to the team in the area of waste management in particular. He was trained as a marine engineer with the merchant marine, later joining the army as a Royal Engineer gaining experience in heavy civil engineering projects, overseas road building projects and a specialization in explosives. On leaving the Army he moved into the field of waste management with George Wimpey PLC, taking responsibility for the design and building of specialist road and rail plant including, a pyrophoric catalyst screening rig, inert entry life support vehicle, TRACVAC - a rail mounted cleaning plant and a single pass cleaning platform for London Underground. He then moved to a role responsible for the conveying of high pressure water jetting and vacuum wastes for such areas as the petroleum industry. He became an independent consultant in 1985 and has since built a successful career and reputation for himself with a wide range of clients bringing the opportunity to broaden his already extensive experience still further.

Bernard Gray is a mechanical engineer with experience in general management in the automotive and related component manufacturing industries. He began his senior management career as Deputy Chief Engineer of TRW UK, moving to Japan to take a senior role with the TRW business there and then back to Europe as Director of Engineering Europe. In 1985 he moved to Gleason Corporation, USA, and took responsibility for successfully turning around declining, overseas sales in the region of $160M, by a major restructuring of the international business. In 1988 he returned to the UK as Technical Director at the Parkfield Group plc. In 1990 he established the European base for a paper engineering business manufacturing automotive components for the largest paper manufacturer from Japan. In the last year he has moved into independent management consultancy with clients including Volvo, Lear Corporation and other automotive industry specialists.

To the best knowledge of management, during the past five years, no present or former director or executive officer of the
Company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him form or otherwise limiting, the following activities:
(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any federal or state authority barring, suspending, or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in subsequently reversed, suspended, or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

The Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in connection therewith, directors, officers, and beneficial owners of more than 10% of the Company's Common Stock are required to file on a timely basis certain reports under Section 16 of the Exchange Act as to their beneficial ownership of the Company's Common Stock. The following table sets forth, as of the date of this report, the name and relationship of each person who is required to file on a timely basis any reports required pursuant to Section 16 of the Exchange Act:

Name                          Position      Report to be filed
----                            --------       ------------------
Patrick Foss Smith             15.7% ownership      Form 3
Bernard Gray                   15.7% ownership      Form 3
Christopher Every              15.7% ownership      Form 3

Item 6.    EXECUTIVE COMPENSATION

SUMMARY

The Company has not had a bonus, profit sharing, or deferred compensation plan for the benefit of its employees, officers or directors. The Company will pay the following compensation packages to its three operational directors as set forth above:

         * A basic salary of $85,000 per year
         * Fully expensed vehicle and other operating expenses
         * Healthcare and insurance packages


COMPENSATION TABLE: None; no form of compensation was paid to any officer or director prior to the acquisition of Atrium.

CASH COMPENSATION
There was no cash compensation paid to any director or executive officer of the Company during the two fiscal years ended June 30, 1998.

BONUSES AND DEFERRED COMPENSATION: None.

COMPENSATION PURSUANT TO PLANS: None.

PENSION TABLE: None.

OTHER COMPENSATION: None.

COMPENSATION OF DIRECTORS: Compensation is paid to the three operational directors as set forth above.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT:
There are no compensatory plans or arrangements of any kind, including payments to be received from the Company, with respect to any person which would in any way result in payments to any such person because of his or her resignation, retirement, or other termination of such person's employment with the Company or its subsidiaries, or any change in control of the Company, or a change in the person's responsibilities following a change in control of the Company.

Item 7.     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
            WITH MANAGEMENT AND OTHERS.

To the best of Management's knowledge, during the fiscal year ended December 31, 1997 and 1998, there were no material transactions, or series of similar transactions, since the beginning the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

CERTAIN BUSINESS RELATIONSHIPS:

During the fiscal years ended December 31, 1997 and 1998, there were no material transactions between the Company and its management.

INDEBTEDNESS OF MANAGEMENT:
To the best of Management's knowledge, during the fiscal years ended December 31, 1997 and 1998, there were no material transactions, or series of similar transactions, since the beginning of the Company's last fiscal year, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds $60,000, and in which any director or executive officer, or any security holder who is known by the Company to own of record or beneficially more than 5% of any class of the company's common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

TRANSACTIONS WITH PROMOTERS:
To the best Knowledge of management, no such transactions exist.


Item 8.     LEGAL PROCEEDINGS
No legal proceedings are pending at this time.


Item 9. MARKET PRICE OF AND DIVIDENDS FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
The Company is not aware of any quotations for its common stock, now or at any time within the past two years. At December 31, 1998, there were approximately 146 holders of record of the issued and outstanding shares of Issuer's common stock. Issuer has never paid a dividend on its outstanding equity. The Company currently has no established public trading market for its common stock.

Item 10.    RECENT SALES OF UNREGISTERED SECURITIES

No recent sales of unregistered securities at this time.


Item 11.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE
            REGISTERED

The securities of the registrant to be registered are 10,676,000 shares of voting common stock, $0.01 par value.


Item 12.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

No indemnification of directors and officers at this time.

Item 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA
           FINANCIAL INFORMATION

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and
Stockholders of Regen Environmental Inc.

We have audited the accompanying balance sheet of Regen Environmental, Inc. (a development stage company) as of December 31, 1998, and the related statements of loss, cash flows and shareholders' equity for the e year then ended, and for the period from December 19, 1996 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an. opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standard require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidences supporting the amounts and disclosures in the financial statements, An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Regen Environmental, Inc., as of December 31, 1998, and the results of its operations and its cash flows for the year then ended and for the period from December 19, 1996 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has losses from operations and a net capital deficiency, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Notes 2 and 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Graf Repetti & Co., LLP.
New York, New York
January 13, 1999

                     REGEN ENVIRONMENTAL, INC.
                  (A Development Stage Company)
                          BALANCE SHEET
                        DECEMBER 31, 1998


ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                        5,150
                                       -----------
 Total Current Liabilities              $5,150

 Other Liabilities                           0
                                       -----------
 Total Liabilities                      $5,150

 Stockholders' Equity
  Common Stock, $.001 par value,
  Authorized 25,000.000 Shares;
  Issued and Outstanding 4,325,000
  Shares                                 4,325
 Additional Paid in Capital             39,550
 Deficit Accumulated During
  the Development Stage                (32,775)

                                       ----------
 Total Stockholders' Equity            ( 5,150)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements
/TABLE

                    REGEN ENVIRONMENTAL, INC.
                  (A Development Stage Company)
                   CONDENSED STATEMENT OF LOSS
               FOR THE YEAR ENDED DECEMBER 31, 1998



                               For the Year            From
                                  Ended            Inception to
                           December 31, 1998    December 31, 1998
                              -------------        -------------
TOTAL REVENUES:                $      0             $      0
                                ----------           ----------

OPERATING EXPENSES:
Accounting                        5,000                5,000
Legal                             7,500               12,500
Filing Fee                           50                  150
Other Start Up Costs                  0               15,125
                                ----------           ----------

Total Operating Expenses         12,550               32,775
                                ----------           ----------

Operating Loss                 $(12,550)            $(32,775)
                                ----------           ----------

OTHER INCOME (EXPENSES):
Other Income                          0                    0
                                ----------           ----------
NET LOSS                       $(12,550)            $(32,775)

NET LOSS  PER SHARE            $  (0.00)              $(0.01)
                                ----------           ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING           4,325,000            4,262,276
                                ----------           ----------

The accompanying notes are an integral part of these financial statements.

/TABLE

                     REGEN ENVIRONMENTAL, INC.
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
               FOR THE YEAR ENDED DECEMBER 31, 1998


                              For the Year            From
                                 Ended            Inception to
                           December 31, 1998    December 31, 1998
                           -----------------    -----------------

CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(12,550)              $(32,775)
                               --------               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                         5,050                  5,150
                               --------               --------

Total Adjustments                5,050                  5,150
                               --------               --------

Net Cash Used in
Operating Activities            (7,500)               (27,625)
                               --------               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Additional Paid In Capital       7,500                 23,300
Proceeds from Insurance of
Common Stock                         0                  4,325
                               --------               --------

Net Cash Provided by
Financing Activities             7,500                 27,625
                               --------               --------

Net Change in Cash                   0                      0

Cash at Beginning of Period          0                      0

Cash at End of Period          $     0                $     0
                               --------               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0                $     0
                               --------               --------
  Corporate Taxes              $     0                $     0
                               --------               --------

The accompanying notes are an integral part of these financial statements.

/TABLE

                       REGEN ENVIRONMENTAL, INC.
                    (A Development Stage Company)
               STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 1998




     Total
                    COMMON STOCK ISSUED    Additional
Accumulated Shareholders'
                    SHARES    PAR VALUE    Paid in Cap    Deficit
    Equity

-------------------------------------------------------------

ISSUANCE OF
3,125,000
SHARES
JANUARY 3, 1997     3,125,000   $ 3,125      $     0      $     0
   $   3,125

ISSUANCE OF
1,200,000
SHARES
FEBRUARY 10, 1997   1,200,000     1,200       10,800            0
      12,000

NET LOSS
FOR THE
PERIOD FROM
INCEPTION TO
DECEMBER 31, 1997           0         0        5,000
(20,225)      (15,225)

-----------------------------------------------------------
BALANCE
DECEMBER 31, 1997    4,325,000    4,325       15,800
(20,225)      (   100)

NET LOSS
FOR THE
YEAR ENDED
DECEMBER 31, 1998            0        0        7,500
(12,550)      ( 5,050)

-----------------------------------------------------------
BALANCE
DECEMBER 31, 1998    4,325,000   $4,325      $23,300
$(32,775)     $( 5,150)

The accompanying notes are an integral part of these financial statements.

/TABLE

                     REGEN ENVIRONMENTAL, INC.
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

A.   Description of Company
Regen Environmental, Inc. ("the Company") is a for profit corporation incorporated under the laws of the State of Delaware on December 19, 1996. Regen Environmental's principal objective is to identify, develop and market emergent bioenvironmental technologies.

B.   Basis of Presentation
Financial statements are prepared on the accrual basis of accounting. Accordingly, revenue is recognized when earned and expenses when incurred.

C.   Cash and Cash Equivalents
For purposes of the statements of cash flows, the Company considers all short-term investments with maturity of three months or less to be cash equivalents.

D.   Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that, affect certain reported amounts and disclosures. Accordingly actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Notes 2 and 4.


NOTE 2 - LIQUIDITY

The Company's viability as a going concern is dependent upon raising additional, capital, and ultimately, having net income. The Company's limited operating history including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company had from time of inception to December 31, 1998 no revenue and a net loss from operations of $32,775.
As of December 31, 1998 the Company had a net capital deficiency of $5,150.

The Company requires additional capital principally to meet its costs for the implementation of its business plan, for general and administrative expenses and to fund costs associated with the start up of its bioenvironmental technologies. It is not anticipated that the Company will be able to meet its financial obligations through internal net revenue in the foreseeable future. Regen Environmental Inc., does not have a working capital line of credit with any financial institution.
Therefore, future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. See Note 4.

NOTE 3 - EARNINGS PER SHARE

                             For the Year        From Inception
                                Ended                  To
                          December 31, 1998     December 31, 1998
                          ---------------------------------------
      Net Loss per share       $(0.00)              $(0.01)


NOTE 4 - SUBSEQUENT EVENTS

On October 20, 1998, the Company entered into an agreement whereby it agreed to purchase 100 percent of the issued and outstanding stock of Atrium Group of Companies Ltd., a company incorporated under the laws of England. Atrium Group is a developmental stage company with no assets and approximately $52,000 of liabilities as of November 30, 1998. The agreement calls for a one-for 7.5 reverse split of Regen's currently outstanding shares. Regen will then issue 10,000,000 post-reverse split shares with a par value of $10,000 to the shareholders of Atrium Group in exchange for 100 percent of the issued and outstanding stock of Atrium Group. An additional 100,000 shares of post-reverse split shares will be issued to consultants in connection with the purchase. After the agreement closes, Regen will have 10,676,000 shares of stock outstanding. The agreement is subject to terms that were not met until January 13, 1999.

Also on October 20, 1998, the Company signed two notes payable. One note for $850,000 is due to Europoean Technology Investments, Ltd. In return, Regen will receive $850,000 in loans from ETI over a one-year period as Regen achieves performance milestones. The other note for $800,000 is due to Biotechnology &
Healthcare Ventures, Ltd. In return, Regen will receive $800,000. in loans B&HVL over a one-year period as Regen achieves performance milestones. The following terms apply to both notes:
1) no interest shall accrue during the first 36 months of the loan period; 2) For the 24 months after the first 36-month period, interest only shall be paid quarterly in arrears computed quarterly on the unpaid balance at the U.S. Federal Reserve prime rate; 3) At the end of 60 months, the principle amount of each note shall be payable, at the discretion of the REI board, either in a lump sum of cash, or the equivalent value in shares of Regen, with the price per share being computed as the average share price over the last 5 trading days prior to the note being paid. The principal amount of the note to ETI is $850,000; the principal amount of the note, to B&HVL is $800,000, Each note is subject to terms that were not met until January 13, 1999, therefore the principal amounts are due more than five years after the date of the financial statements.

ETI and B&HVL will each be issued 2,135,000 shares of Regen stock under the agreement to purchase Atrium Group. All of this stock will be held in an escrow account as security for payment of the loans to Regen.

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors Atrium Group of Companies Limited


We have compiled the accompanying balanced sheet of Atrium Group of Companies Limited (a development stage company) as of November 30, 1998 and the related statements of loss and comprehensive loss, and cash flows for the period from December 16, 1997 (Inception) to November 30, 1998, in accordance with Statements on Standards for Accounting and Review services issued by the American Institute of Certified Public Accountants.

A compilation is limited to presenting in the form of financial statements information that is the representation of management. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.


New York, New York
January 14, 1999
Graf Repetti & Co., LLP.

                  ATRIUM GROUP OF COMPANIES LTD.
                  (A Development Stage Company)
                          BALANCE SHEET
                        NOVEMBER 30, 1998


ASSETS
Current Assets
  Cash                                   $   0
  Other Current Assets                       0
                                        ----------
  Total Current Assets                       0

  Other Assets                               0
                                        ----------
  Total Assets                           $   0


LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current Liabilities
 Accounts Payable                        $   0
 Accrued Expenses                       52,348
                                       -----------
 Total Current Liabilities             $52,348

 Other Liabilities                           0
                                       -----------
 Total Liabilities                      $5,150

 Stockholders' Equity
  Common Stock, $.61 par value,
  Authorized 100,000 Shares;
  Issued and Outstanding 100 Shares         60
 Deficit Accumulated During
  the Development Stage                (52,409)
 Translation Adjustments                     1

                                       ----------
 Total Stockholders' Equity            (52,348)

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)         $     0

The accompanying notes are an integral part of these financial statements. See Accountant's Compilation Report.

                ATRIUM GROUP OF COMPANIES LIMITED
                  (A Development Stage Company)
             STATEMENT OF LOSS AND COMPREHENSIVE LOSS
     FROM DECEMBER 16, 1997 (INCEPTION) TO NOVEMBER 30, 1998



TOTAL REVENUES:                $      0
                                ----------

OPERATING EXPENSES:
Research and Development         42,321
Other Start Up Costs             10,088
                                ----------

Total Operating Expenses         52,409
                                ----------

Operating Loss                 $(52,409)
                                ----------

OTHER INCOME (EXPENSES):
Foreign Currency Translation
 Adjustments                          1
                                ----------
NET LOSS                       $(52,409)

NET LOSS PER SHARE             $(524.09)
                                ----------

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING               100
                                ----------

The accompanying notes are an integral part of these financial statements.

/TABLE

                 ATRIUM GROUP OF COMPANIES LIMITED
                  (A Development Stage Company)
                     STATEMENT OF CASH FLOWS
     FROM DECEMBER 16, 1997 (INCEPTION) TO NOVEMBER 30, 1998



CASH FLOWS FROM
OPERATING ACTIVITIES

Net Loss                      $(52,409)
                               --------

Adjustments to Reconcile Net
Loss to Net Cash Used in
Operating Activities:
Changes in Assets and
Liabilities Increase in
Accounts Payable and Accrued
Expenses                        52,348
                               --------

Total Adjustments               52,348
                               --------

Net Cash Used in
Operating Activities            (   61)
                               --------

CASH FLOWS FROM
FINANCING ACTIVITIES:

Proceeds from Insurance of
Common Stock                        60
                               --------

Net Cash Provided by
Financing Activities                60
                               --------

Effect of Exchange Rate
   Changes on Cash                   1
                               --------

Net Change in Cash                   0

Cash at Beginning of Period          0

Cash at End of Period          $     0
                               --------

SUPPLEMENTAL DISCLOSURE OF
CASH FLOW INFORMATION
  Cash Paid During the Period
  for Interest Expense         $     0
                               --------
  Corporate Taxes              $     0
                               --------

The accompanying notes are an integral part of these financial statements.


                ATRIUM GROUP OF COMPANIES LIMITED
                   (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                         NOVEMBER 30, 1998

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

    A. Description of Company
       Atrium Group of Companies Limited ("the Company") is a for-profit corporation incorporated under the laws of England on December 16, 1997. The Company's principal objective is to identify, develop, and market emergent bioenvironmental technologies.

    B. Basis of Presentation
       Financial statements are prepared on the accrual basis of accounting. Accordingly, revenue is recognized when earned and expenses when incurred.

    C. Cash and Cash Equivalent
       For purposes of the statements of cash flows, the Company considers all short term investments with maturity of three months or less to be cash equivalents.

    D. Use of Estimates
       The preparation of financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates. Significant estimates in the financial statements include the assumption that the Company will continue as a going concern. See Notes 2 and 4.

    E. Changes During the Period in Accumulated Other Comprehensive Income for Cumulative Translation Adjustments
        Beginning Cumulative Translation Adjustments      $0
        Ending Cumulative Translation Adjustments         $1



NOTE 2 - Liquidity

The Company's viability as a going concern is dependent upon raising additional capital, and ultimately, having net income. The Company's limited operating history, including its losses and no revenues, primarily reflect the operations of its early stage. As a result, the Company has from time of inception to November 30, 1998 no revenue and a net loss from operations of $52,409.
As of November 30, l999 the Company had a net capital deficiency of 452,348.

The Company requires additional capital principally to  meet its costs, for the implementation of its business plan, for general and administrative expenses and to fund costs associated with the start up of its bioenviromnental technologies. It is
not anticipated   that  the  Company will be able to meet its
financial obligations through internal net revenue in the foreseeable future. Atrium Group of Companies, Limited does not have a working capital line of credit with any financial institution. Therefore future sources of liquidity will be limited to the Company's ability to obtain additional debt or equity funding. See Note 4.


NOTE 3 - Earnings Per Share

                              From December 16, 1997 (Inception)
                                   To November 30, 1998

                              Net Loss per share
$(524.09)


NOTE 4 - Subsequent Events

On October 20, 1998, the Company entered into an agreement whereby it agreed to be purchased by Regen Environmental, Inc, a company incorporated under the laws of the State of Delaware. Regen Environmental, Inc is a developmental. stage company with no assets and $5,150 of liabilities as of December 31, 1998. The agreement calls for a one-for 7.5 reverse split of Regen's currently outstanding shares. Regen will then issue 10,000,000 post-reverse split shares with a par value of $10,000 to the shareholders of Atrium Group in exchange for 100 percent of the issued and outstanding stock of Atrium Group. An additional 100,000 shares of post-reverse split shares of Regen will be issued to consultants in connection with the purchase. After the agreement closes, Regen will have 10,676,000 shares of stock outstanding. The agreement is subject to terms that were not met until January 13, 1999.

Also on October 20, 1998 Regen Environmental, Inc signed two notes payable. One note for $856,000 is due to European Technology Investments, Ltd. In return, Regen will receive $850,000 in loans, from ETI over a one-year period as Regen achieves performance milestones. The other note for $800,000 is due to Biotethnology & Healthcare Ventures, Ltd. In return, Regen will receive $800,000 in loans from B&HVL over a one-year period as Regen achieves performance milestones. The following terms apply to both notes: 1) No interest shall accrue during the first 36 months of the loan period. 2) For the 24 months after the first 36-month period, interest only shall be paid quarterly in arrears computed quarterly on the unpaid balance at the U.S. Federal Reserve prime rate. 3) At the end of 60 months the principal amount of each note shall be payable at the discretion of the REI board, either in a lump sum of cash or the equivalent value in shares of Regen, with the price per share being computed as the average share price over the last 5 trading days prior to the note being paid. The principal amount of the note to ETI is $850,000; the principal amount of the note to B&HVL is $800,000. Each note is subject to terms that were not met until January 13, 1999 therefore the principal amounts are due more than five years after the date of the financial statements.

ETI and B&HVL will be each be issued 2,135,000 shares of Regen stock under the agreement to purchase Atrium Group. All of this stock will be held in escrow accounts as security for payment of the loans to Regen.

Item 14.     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
             ACCOUNTING AND FINANCIAL DISCLOSURE
No changes in and disagreements with accountants on accounting and financial disclosure.


Item 15.     FINANCIAL STATEMENTS, EXHIBITS AND
             REPORTS ON FORM 8-K

(A) FINANCIAL STATEMENTS
The Following financial statements are filed as part of this registration statement:

    Balance Sheet
    Statement of Loss
    Statement of Cash Flows
    Statement of Shareholders' Equity (Deficit)
    Selected Financial Data

(B) EXHIBITS AND INDEX OF EXHIBITS
The following exhibits are included in Item 13(c). Other exhibits have been omitted since the required information is not applicable to the registrant.

EXHIBIT

   3         Certificate of incorporation and by-laws

   10        Material Contracts

   11        Statement regarding computation of per share
              earnings

   27        Financial Data Schedule


(C) REPORTS ON FORM 8-K
No Report on Form 8-K was filed during the fourth quarter of the period for which this Annual Report is filed.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


REGEN ENVIRONMENTAL INC.
----------------------
(Registrant)
Date: January 14, 1999

By: /s/ Patrick Foss-Smith
    ----------------------
    President